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Exhibit 15

                          ACCOUNTANTS' ACKNOWLEDGEMENT

We acknowledge the incorporation by reference in the March 23, 1995 Registration Statement on Form S-8 of NB&T Financial Group, Inc. (formerly known as InterCounty Bancshares, Inc.) of our report dated July 18, 2002 included with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified within the meaning of Section 7 and 11 of the Act.

/s/ BKD, LLP

Cincinnati, Ohio

July 18, 2002

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